                                                                   EXHIBIT 99.1


                          AIRTOUCH NET INCOME SOARS
           COMPANY ADDS NEARLY ONE MILLION PROPORTIONATE CUSTOMERS
       GLOBAL OPERATIONS IN TOTAL NOW REACH OVER 31 MILLION CUSTOMERS
       PRO FORMA OPERATING CASH FLOW MARGINS HIT A RECORD 40 PERCENT

San Francisco - Demonstrating again the success of its global strategy, AirTouch Communications (NYSE:ATI) today reported that second quarter pro forma net income applicable to common stockholders rose 107 percent to $147 million ($0.25 per share) compared to pro forma net income of $71 million ($0.13) in the same period last year.

In order to better compare year-over-year growth, results in this discussion have been presented on a pro forma basis as if the acquisition of MediaOne Group's U.S. wireless interests had occurred on January 1, 1997.

During the quarter ended June 30, 1998, the company, based on its proportionate ownership in its many ventures, added 955,000 worldwide cellular, paging, and PCS customers, 32 percent more than the second quarter
1997.   International cellular ventures added a record 573,000 proportionate customers, contributing 60 percent of the company's new customers. AirTouch serves 15.1 million proportionate worldwide customers, up 35 percent from the same period last year.

"Once again we have produced an uninterrupted string of excellent results, proving that execution counts," said Sam Ginn, AirTouch chairman and chief
executive officer.   "We continue to demonstrate the importance of giving
customers the products and services they want at competitive prices, and as a result, remain the world's largest wireless company based on over 31 million total venture customers."

SECOND QUARTER TOTAL COMPANY PROPORTIONATE HIGHLIGHTS

(All changes compared to second quarter of 1997)

- Cellular and PCS ventures added 866,000 customers, a 32-percent increase. Worldwide the company's cellular and PCS ventures reached 11.7 million customers, a 44-percent increase.

-    AirTouch paging operations added nearly 90,000 units in service, reaching
     3.3 million, a 9-percent increase.

-    Service and other revenues increased 21 percent to $1.8 billion.

- Operating cash flow (operating income plus depreciation and amortization) was $718 million, a 34-percent rise.

- Despite the strong subscriber growth, operating cash flow margins were a record 40 percent compared to 36 percent.

-    Capital expenditures were flat at $379 million.

- Acquisition amortization expense net of taxes and primarily related to the amortization of intangibles associated with the MediaOne Group transaction was about $68 million, without which EPS would have been $0.37.

PROPORTIONATE U.S. CELLULAR & PCS

By aggressively managing costs and leveraging scale, AirTouch's U.S. cellular operations generated proportionate operating cash flow margins greater than 48 percent. Monthly cash cost per customer was down a significant 16 percent over the year earlier quarter, due to the company's ability to lower customer selling costs and keep churn at low levels. AirTouch met customer demand for wireless services with innovative pricing plans backed by top-notch networks and world-class customer care. The company added 253,000 proportionate customers during the quarter, reaching 7.3 million proportionate U.S. cellular customers, up 25 percent over the second quarter 1997.

As consumer awareness of the benefits of digital has increased so has demand for AirTouch's digital offering. During the second quarter the company added 179,000 digital cellular customers, bringing its total CDMA/TDMA customers to 536,000, approximately 7 percent of its U.S. cellular customer base. More important, around 30 percent of peak minutes of use are now digital.

AirTouch's PCS partnership, PrimeCo, continued on track. In total, PrimeCo added almost 90,000 customers, reaching a customer base of nearly 600,000. AirTouch's proportionate share of PrimeCo's total customers is 282,000.

PROPORTIONATE INTERNATIONAL CELLULAR

With lower-priced service plans driving increased penetration, wireless demand in AirTouch's international ventures exploded. During the quarter, the company added a record 573,000 proportionate international customers, crossing the four million customer mark only six years after AirTouch's first international venture, Mannesmann Mobilfunk, launched service in Germany.
The popularity of prepaid offerings, a pay-as-you-go cellular service now available in all AirTouch European markets, accounted, on a proportionate basis, for 47 percent of the quarter's total international gains and 25 percent of international customers.

Despite the customer growth, strong profitability continued due to increasing scale, a focus on cost control, and proactive efforts that drove churn below historically low levels. Proportionate operating cash flow for the quarter rose to $277 million, 85 percent more than the second quarter 1997. Proportionate operating cash flow margins were an impressive 39 percent, compared to 30 percent in the same period last year.

AirTouch's share of distributions from its international ventures in Germany, Sweden, and Portugal cumulative-to-date totaled $308 million.

U.S. PAGING

AirTouch's U.S. paging operations turned in strong second quarter results, delivering both growth and profitability. A strategic focus on working with select retailers paid off as the company added 88,000 units in service, up 28 percent over the year earlier quarter. Operating cash flow rose 7 percent to $30 million compared to second quarter 1997. Increased economies of scale resulting from sales teaming efforts between AirTouch's cellular and paging operations contributed to the quarter's success. AirTouch Paging returned to AirTouch Communications about $30 million in cash through the first half of 1998 and continues to be the only large paging company that is profitable and free cash flow positive.

1998 OUTLOOK

"AirTouch has generated very strong performance in the first half of 1998," said Ginn. "Buoyed by what we see as a continuing strong demand for wireless products and services and the ability of our international ventures to continue to aggressively add customers, we expect to exceed our 1998 goal and add more than 3 million proportionate global cellular and PCS customers. Despite the strong growth, we still expect our total company proportionate operating cash flow to grow about 25 percent over the prior year's pro forma $2.1 billion. 1998 proportionate capital expenditures should be up about 5 percent over 1997 pro forma to $1.9 billion capital expenditures."

AirTouch is attaching a high priority to preparing the company's mission critical systems for processing dates beyond December 31, 1999. The company does not expect the Year 2000 issue to affect its 1998 guidance and is currently estimating that incremental consolidated pre-tax expenses associated with this issue to be incurred between now and the end of 1999 will be about $75 million.

AirTouch Communications, based in San Francisco, is the largest wireless company in the world. AirTouch owns interests in cellular, paging, and personal communications services in the United States, Belgium, Egypt, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain and Sweden, as well as an interest in the Globalstar satellite system. Based on its ownership share of its global ventures, the company serves 15 million proportionate customers (over 31 million total venture customers) including those acquired through the April 6 MediaOne Group transaction.

NOTE REGARDING PRO FORMA DATA:

The pro forma proportionate data included in the earnings release reflect the MediaOne Group merger as if it had been effective on January 1, 1997, and after giving effect to the purchase method of accounting and other merger-related adjustments. These pro forma proportionate data are not necessarily indicative of the future results of operations of the combined Company or the results of operations of the combined Company that would have actually occurred. Given the significance of the merger, the Company believes that it is more meaningful to show comparative results on such pro forma basis.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Except for the historical information presented, the matters discussed in this release are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include: a change in economic conditions in the various markets served by the Company's operations which would adversely affect the level of demand for wireless services; greater-than-anticipated competitive activity requiring reduced pricing and/or new product offerings or resulting in higher customer selling costs; declining average revenue per customer due to an increasing proportion of consumer customers and declining rates; greater-than-expected growth in customers and usage driving increased investment in network capacity; the level of fraudulent activity; the impact of new business opportunities requiring significant up-front investments; the impact on capital spending from the deployment of new technologies; the possibility that technologies will not perform according to expectations or that vendor performance will not meet requirements; and higher than anticipated costs associated with correcting the Year 2000 problem. These and other factors related to the business are described in the Company's SEC filings, including in its 10-K under "Investment Considerations" and the quarterly reports on Form 10-Q.

For a copy of this or other AirTouch press releases, please call
1-800-344-7531 or visit the AirTouch web site at www.airtouch.com.

Consolidated Statements of Income  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------
                                                                    2nd QTR        2nd QTR
(Dollars in millions, except per share amounts)                        1998           1997         CHANGE
---------------------------------------------------------------------------------------------------------
Operating revenues:
   Wireless services and other revenues                              $1,270           $845         50.3 %
   Cellular and paging equipment sales                                   78             56         39.3 %
---------------------------------------------------------------------------------------------------------
Total operating revenues                                              1,348            901         49.6 %
---------------------------------------------------------------------------------------------------------
Operating expenses:
   Cost of revenues                                                     160            114         40.4 %
   Cost of cellular and paging equipment sales                          109             97         12.4 %
   Selling and customer operations expenses                             379            231         64.1 %
   General, administrative, and other expenses                          161            127         26.8 %
   Depreciation and amortization expense                                253            133         90.2 %
---------------------------------------------------------------------------------------------------------
Total operating expenses                                              1,062            702         51.3 %
---------------------------------------------------------------------------------------------------------
Operating income                                                        286            199         43.7 %

Equity in net income (loss) of unconsolidated wireless systems:
   U. S.                                                                (13)             6       (316.7)%
   International                                                         98             49        100.0 %
Minority interests in net (income) loss of consolidated
   wireless systems                                                     (45)           (32)       (40.6)%
Interest:
   Expense                                                              (42)           (22)       (90.9)%
   Income                                                                 9              4        125.0 %
Miscellaneous income (expense)                                            3             (7)       142.9 %
---------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                      296            197         50.3 %
Income taxes                                                            116             78         48.7 %
---------------------------------------------------------------------------------------------------------
Income before preferred dividends                                       180            119         51.3 %
Preferred dividends                                                      33             13        153.8 %
---------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                           $147           $106         38.7 %
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders - per share:
   Basic                                                              $0.26          $0.21         23.8 %
   Diluted                                                            $0.25          $0.21         19.0 %
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Weighted average shares outstanding (in thousands)                  568,856        503,601         13.0 %
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Consolidated Statements of Income  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------
                                                                 Six Months     Six Months
(Dollars in millions, except per share amounts)                        1998           1997         CHANGE
---------------------------------------------------------------------------------------------------------
Operating revenues:
   Wireless services and other revenues                              $2,173         $1,632         33.1 %
   Cellular and paging equipment sales                                  133            105         26.7 %
---------------------------------------------------------------------------------------------------------
Total operating revenues                                              2,306          1,737         32.8 %
---------------------------------------------------------------------------------------------------------
Operating expenses:
   Cost of revenues                                                     279            218         28.0 %
   Cost of cellular and paging equipment sales                          191            170         12.4 %
   Selling and customer operations expenses                             640            439         45.8 %
   General, administrative, and other expenses                          279            234         19.2 %
   Depreciation and amortization expense                                397            269         47.6 %
---------------------------------------------------------------------------------------------------------
Total operating expenses                                              1,786          1,330         34.3 %
---------------------------------------------------------------------------------------------------------
Operating income                                                        520            407         27.8 %

Equity in net income (loss) of unconsolidated wireless systems:
   U. S.                                                                (17)             4       (525.0)%
   International                                                        179             59        203.4 %
Minority interests in net (income) loss of consolidated
   wireless systems                                                     (87)           (71)       (22.5)%
Interest:
   Expense                                                              (61)           (48)       (27.1)%
   Income                                                                15              9         66.7 %
Miscellaneous income (expense)                                           (7)            (4)       (75.0)%
---------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                      542            356         52.2 %
Income taxes                                                            195            160         21.9 %
---------------------------------------------------------------------------------------------------------
Income before preferred dividends                                       347            196         77.0 %
Preferred dividends                                                      47             26         80.8 %
---------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                           $300           $170         76.5 %
---------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders - per share:
   Basic                                                              $0.56          $0.34         64.7 %
   Diluted                                                            $0.55          $0.34         61.8 %
---------------------------------------------------------------------------------------------------------
Weighted average shares outstanding (in thousands)                  539,140        503,206          7.1 %
---------------------------------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------
(Dollars in millions)                                               6/30/98       12/31/97         CHANGE
----------------------------------------------------------------------------------------------------------
ASSETS
   Cash and cash equivalents                                            $25             $1
   Accounts receivable, net                                             655            472         38.8 %
   Inventories                                                          102            106         (3.8)%
   Other receivables                                                     91             44        106.8 %
   Due from related parties                                              22             48        (54.2)%
   Other current assets                                                 144             51        182.4 %
----------------------------------------------------------------------------------------------------------
Total current assets                                                  1,039            722         43.9 %

Property, plant, and equipment, net                                   3,703          2,539         45.8 %
Investments in unconsolidated wireless systems                        3,303          2,068         59.7 %
Intangible assets, net                                                8,921          3,297        170.6 %
Deferred charges and other noncurrent assets                            262            344        (23.8)%
----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $17,228         $8,970         92.1 %
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable - trade                                         $   321         $  244         31.6 %
   Short-term borrowings                                                 19
   Current portion of long-term debt                                     49             57        (14.0)%
   Other current liabilities                                            801            675         18.7 %
----------------------------------------------------------------------------------------------------------
Total current liabilities                                             1,190            976         21.9 %

Long-term debt                                                        2,958          1,362        117.2 %
Deferred income taxes                                                 1,973            711        177.5 %
Deferred credits                                                        139             86         61.6 %
----------------------------------------------------------------------------------------------------------
Total liabilities                                                     6,260          3,135         99.7 %
----------------------------------------------------------------------------------------------------------
Commitments and contingencies
Minority interests in consolidated wireless systems                     372            306         21.6 %
Redeemable preferred stock                                            1,573

Stockholders' equity:
   Preferred stock and additional paid-in capital                     1,041          1,041          0.0 %
   Common stock and additional paid-in capital, net of treasury
     shares                                                           7,302          4,079         79.0 %
   Retained earnings                                                    715            415         72.3 %
   Other comprehensive income                                             1              1          0.0 %
   Deferred compensation                                                (36)            (7)      (414.3)%
----------------------------------------------------------------------------------------------------------
Total stockholders' equity                                            9,023          5,529         63.2 %
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $17,228         $8,970         92.1 %
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED) (1)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------
                                                                    2nd QTR        2nd QTR
(Dollars in millions, except per share amounts)                        1998           1997         CHANGE
----------------------------------------------------------------------------------------------------------
Operating revenues                                                    1,367          1,263          8.2 %

Operating expenses before depreciation and amortization expenses        821            785          4.6 %
Depreciation and amortization expenses                                  257            232         10.8 %
----------------------------------------------------------------------------------------------------------
    Total operating expenses                                          1,078          1,017          6.0 %
----------------------------------------------------------------------------------------------------------

Operating income                                                        289            246         17.5 %

Equity in net income (loss) of unconsolidated wireless systems           85             23        269.6 %
Minority interests in net (income) loss of consolidated
   wireless systems                                                     (45)           (43)        (4.7)%
Miscellaneous income (expense)                                          (31)           (44)        29.5 %
----------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                      298            182         63.7 %
Income taxes                                                            116             77         50.6 %
----------------------------------------------------------------------------------------------------------
Income before preferred dividends                                       182            105         73.3 %
Preferred dividends                                                      35             34          2.9 %
----------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                           $147            $71        107.0 %
----------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders - per share:
   Basic                                                              $0.26          $0.13        100.0 %
   Diluted                                                            $0.25          $0.13         92.3 %
----------------------------------------------------------------------------------------------------------
Weighted average shares outstanding (in thousands)                  572,159        563,048          1.6 %
----------------------------------------------------------------------------------------------------------

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED) (1)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------
                                                                 Six Months     Six Months
(Dollars in millions, except per share amounts)                        1998           1997         CHANGE
----------------------------------------------------------------------------------------------------------
Operating revenues                                                    2,667          2,432          9.7 %

Operating expenses before depreciation and amortization expenses      1,602          1,475          8.6 %
Depreciation and amortization expenses                                  509            464          9.7 %
----------------------------------------------------------------------------------------------------------
    Total operating expenses                                          2,111          1,939          8.9 %
----------------------------------------------------------------------------------------------------------

Operating income                                                        556            493         12.8 %

Equity in net income (loss) of unconsolidated wireless systems          126             (2)
Minority interests in net (income) loss of consolidated
   wireless systems                                                     (97)           (92)        (5.4)%
Miscellaneous income (expense)                                          (67)           (80)        16.3 %
----------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                      518            319         62.4 %
Income taxes                                                            186            155         20.0 %
----------------------------------------------------------------------------------------------------------
Income before preferred dividends                                       332            164        102.4 %
Preferred dividends                                                      70             69          1.4 %
----------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                           $262            $95        175.8 %
----------------------------------------------------------------------------------------------------------

Net income applicable to common stockholders - per share:
   Basic                                                              $0.46          $0.17        170.6 %
   Diluted                                                            $0.45          $0.17        164.7 %
----------------------------------------------------------------------------------------------------------
Weighted average shares outstanding (in thousands)                  570,515        562,653          1.4 %
----------------------------------------------------------------------------------------------------------


PRO FORMA PROPORTIONATE DATA (Unaudited) (1)(2)(3)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------
TOTAL COMPANY
FINANCIAL DATA                                                                     2nd QTR        2nd QTR
(Dollars in millions except per share amounts; operating data in thousands)           1998           1997         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Service and other revenues (4)                                                      $1,815         $1,501         20.9 %
Operating expenses before depreciation and amortization expenses (5)                 1,097            964         13.8 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                718            537         33.7 %
Depreciation and amortization expenses                                                 342            296         15.5 %
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                                       376            241         56.0 %
Interest and other income (expenses)                                                   (33)           (42)        21.4 %
Income taxes                                                                          (161)           (94)       (71.3)%
-------------------------------------------------------------------------------------------------------------------------
Income before preferred dividends                                                      182            105         73.3 %
Preferred dividends                                                                     35             34          2.9 %
-------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                                          $147            $71        107.0 %
-------------------------------------------------------------------------------------------------------------------------
Earnings per share applicable to common stockholders- basic                          $0.26          $0.13        100.0 %
Earnings per share applicable to common stockholders- diluted                        $0.25          $0.13         92.3 %
Acquisition amortization expense, net of applicable tax benefits (7)                   $68            $70         (2.9)%
Earnings per share before acquisition amortization - basic (7)                       $0.38          $0.25         52.0 %
Earnings per share before acquisition amortization - diluted (7)                     $0.37          $0.25         48.0 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow  margin (8)                                                       39.6 %         35.8 %       10.6 %
Capital expenditures and capital calls, excluding acquisitions (GAAP Basis)           $315           $419        (24.8)%
Proportionate capital expenditures                                                    $379           $379          0.0 %
Cellular and PCS subscriber net adds in period, excluding acquisitions (9)             866            654         32.4 %
-------------------------------------------------------------------------------------------------------------------------

                                                                                Six Months     Six Months
(Dollars in millions except per share amounts; operating data in thousands)           1998           1997         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Service and other revenues (4)                                                      $3,479         $2,891         20.3 %
Operating expenses before depreciation and amortization expenses (5)                 2,106          1,839         14.5 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                              1,373          1,052         30.5 %
Depreciation and amortization expenses                                                 673            589         14.3 %
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                                       700            463         51.2 %
Interest and other income (expenses)                                                   (90)           (84)        (7.1)%
Income taxes                                                                          (278)          (215)       (29.3)%
-------------------------------------------------------------------------------------------------------------------------
Income before preferred dividends                                                      332            164        102.4 %
Preferred dividends                                                                     70             69          1.4 %
-------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                                          $262            $95        175.8 %
-------------------------------------------------------------------------------------------------------------------------
Earnings per share applicable to common stockholders- basic                          $0.46          $0.17        170.6 %
Earnings per share applicable to common stockholders- diluted                        $0.45          $0.17        164.7 %
Acquisition amortization expense, net of applicable tax benefits (7)                  $135           $141         (4.3)%
Earnings per share before acquisition amortization - basic (7)                       $0.70          $0.42         66.7 %
Earnings per share before acquisition amortization - diluted (7)                     $0.69          $0.42         64.3 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow  margin (8)                                                       39.5 %         36.4 %        8.5 %
Capital expenditures and capital calls, excluding acquisitions (GAAP Basis)           $720           $648         11.1 %
Proportionate capital expenditures                                                    $773           $733          5.5 %
Cellular and PCS subscriber net adds in period, excluding acquisitions (9)           1,600          1,124         42.3 %
-------------------------------------------------------------------------------------------------------------------------
OPERATING DATA  (In thousands)                                                     6/30/98        6/30/97         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Cellular and PCS POPs (9)(10)                                                      233,815        212,730          9.9 %
Cellular and PCS subscribers (9)                                                    11,734          8,153         43.9 %
Paging units in service (11)                                                         3,317          3,031          9.4 %
Total proportionate customers                                                       15,051         11,184         34.6 %
-------------------------------------------------------------------------------------------------------------------------


See footnotes.

PRO FORMA PROPORTIONATE DATA (Unaudited) (1)(2)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------
U.S. CELLULAR OPERATIONS
FINANCIAL DATA                                                                     2nd QTR        2nd QTR
(Dollars in millions except per unit data; operating data in thousands)               1998           1997         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                            $963           $900          7.0 %
-------------------------------------------------------------------------------------------------------------------------
Cost of revenues                                                                       100             94          6.4 %
Selling and customer operations expenses (5)                                           337            320          5.3 %
General, administrative, and other expenses                                             61             58          5.2 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                465            428          8.6 %
Depreciation and amortization expenses                                                 208            192          8.3 %
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                                      $257           $236          8.9 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        48.3 %         47.6 %        1.5 %
Proportionate capital expenditures                                                    $157           $193        (18.7)%
Cellular subscriber net adds in period, excluding acquisitions                         253            284        (10.9)%
Monthly average revenue per unit                                                    $44.85         $52.90        (15.2)%
Monthly cash cost per unit                                                          $23.19         $27.74        (16.4)%
-------------------------------------------------------------------------------------------------------------------------

                                                                                Six Months     Six Months
(Dollars in millions except per unit data; operating data in thousands)               1998           1997         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                          $1,873         $1,736          7.9 %
-------------------------------------------------------------------------------------------------------------------------
Cost of revenues                                                                       190            186          2.2 %
Selling and customer operations expenses (5)                                           676            613         10.3 %
General, administrative, and other expenses                                            119            114          4.4 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                888            823          7.9 %
Depreciation and amortization expenses                                                 413            381          8.4 %
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                                      $475           $442          7.5 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        47.4 %         47.4 %        0.0 %
Proportionate capital expenditures                                                    $342           $310         10.3 %
Cellular subscriber net adds in period, excluding acquisitions                         474            542        (12.5)%
Monthly average revenue per unit                                                    $44.64         $52.26        (14.6)%
Monthly cash cost per unit                                                          $23.48         $27.49        (14.6)%
-------------------------------------------------------------------------------------------------------------------------
OPERATING DATA  (In thousands)                                                     6/30/98        6/30/97         CHANGE
-------------------------------------------------------------------------------------------------------------------------
Cellular  POPs (10)                                                                 65,962         63,794          3.4 %
Cellular subscribers                                                                 7,290          5,818         25.3 %
-------------------------------------------------------------------------------------------------------------------------

See footnotes.
                                     Page 10

PRO FORMA PROPORTIONATE DATA (Unaudited) (1)(2)


AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------
U.S. PCS OPERATIONS (9)
FINANCIAL DATA                                                                     2nd QTR        2nd QTR
(Dollars in millions except per unit data; operating data in thousands)               1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                             $48            $14        242.9 %
Operating expenses before depreciation and amortization expenses (5)                    71             56         26.8 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                (23)           (42)        45.2 %
Depreciation and amortization expenses                                                  25             19         31.6 %
------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                               ($48)          ($61)        21.3 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                       (47.9)%       (300.0)%       84.0 %
PCS subscriber net adds in period, excluding acquisitions (9)                           40             38          5.3 %
Monthly average revenue per unit                                                    $60.71         $59.37          2.3 %
Monthly cash cost per unit                                                          $89.80        $237.46        (62.2)%
------------------------------------------------------------------------------------------------------------------------
                                                                                Six Months     Six Months
(Dollars in millions except per unit data; operating data in thousands)               1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                             $86            $20        330.0 %
Operating expenses before depreciation and amortization expenses (5)                   147            105         40.0 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                (61)           (85)        28.2 %
Depreciation and amortization expenses                                                  49             37         32.4 %
------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                              ($110)         ($122)         9.8 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                       (70.9)%       (425.0)%       83.3 %
PCS subscriber net adds in period, excluding acquisitions (9)                           98             74         32.4 %
Monthly average revenue per unit                                                    $60.31         $60.33         (0.0)%
Monthly cash cost per unit                                                         $103.08        $316.75        (67.5)%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
OPERATING DATA  (In thousands)                                                     6/30/98        6/30/97         CHANGE
------------------------------------------------------------------------------------------------------------------------
PCS POPs (9)(10)                                                                    29,195         28,458          2.6 %
PCS subscribers (9)                                                                    282             94        200.0 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
See footnotes.


PROPORTIONATE DATA (Unaudited) (2)


AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL OPERATIONS
FINANCIAL DATA                                                                     2nd QTR        2nd QTR
(Dollars in millions, except per unit data; operating data in thousands)              1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                            $713           $507         40.6 %
Operating expenses before depreciation and amortization expenses (5)                   436            357         22.1 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                277            150         84.7 %
Depreciation and amortization expenses                                                  86             67         28.4 %
------------------------------------------------------------------------------------------------------------------------
Operating income                                                                      $191            $83        130.1 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        38.8 %         29.6 %       31.1 %
Proportionate capital expenditures                                                    $148           $158         (6.3)%
Cellular subscriber net adds in period, excluding acquisitions                         573            331         73.1 %
Monthly average revenue per unit                                                    $61.42         $81.69        (24.8)%
Monthly cash cost per unit                                                          $37.56         $57.52        (34.7)%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                Six Months     Six Months
(Dollars in millions, except per unit data; operating data in thousands)              1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                          $1,339           $977         37.1 %
Operating expenses before depreciation and amortization expenses (5)                   806            678         18.9 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                533            299         78.3 %
Depreciation and amortization expenses                                                 167            131         27.5 %
------------------------------------------------------------------------------------------------------------------------
Operating income                                                                      $366           $168        117.9 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        39.8 %         30.6 %       30.1 %
Proportionate capital expenditures                                                    $303           $316         (4.1)%
Cellular subscriber net adds in period, excluding acquisitions                       1,027            507        102.6 %
Monthly average revenue per unit                                                    $61.72         $83.69        (26.3)%
Monthly cash cost per unit                                                          $37.15         $58.08        (36.0)%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
OPERATING DATA  (In thousands)                                                     6/30/98        6/30/97         CHANGE
------------------------------------------------------------------------------------------------------------------------
Cellular POPs (10)                                                                 138,658        120,478         15.1 %
Cellular subscribers                                                                 4,162          2,241         85.7 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

See footnotes.

PROPORTIONATE DATA (Unaudited) (2)


AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------
U.S. PAGING OPERATIONS (12)
FINANCIAL DATA                                                                     2nd QTR        2nd QTR
(Dollars in millions; operating data in thousands)                                    1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                             $91            $81         12.3 %
Equipment sales                                                                         14              9         55.6 %
Cost of equipment sales                                                                (13)            (9)       (44.4)%
------------------------------------------------------------------------------------------------------------------------
Net operating revenues (4)                                                              92             81         13.6 %
Operating expenses before depreciation and amortization expenses                        62             53         17.0 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                 30             28          7.1 %
Depreciation and amortization expenses                                                  19             19          0.0 %
------------------------------------------------------------------------------------------------------------------------
Operating income                                                                       $11             $9         22.2 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        32.6 %         34.6 %       (5.8)%
Capital expenditures                                                                   $20            $12         66.7 %
Units in service net adds in period, excluding acquisitions                             88             69         27.5 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                Six Months     Six Months
(Dollars in millions; operating data in thousands)                                    1998           1997         CHANGE
------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                            $179           $160         11.9 %
Equipment sales                                                                         24             18         33.3 %
Cost of equipment sales                                                                (22)           (18)       (22.2)%
------------------------------------------------------------------------------------------------------------------------
Net operating revenues (4)                                                             181            160         13.1 %
Operating expenses before depreciation and amortization expenses                       121            107         13.1 %
------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                                 60             53         13.2 %
Depreciation and amortization expenses                                                  38             37          2.7 %
------------------------------------------------------------------------------------------------------------------------
Operating income                                                                       $22            $16         37.5 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Operating cash flow margin (8)                                                        33.1 %         33.1 %        0.0 %
Capital expenditures                                                                   $38            $30         26.7 %
Units in service net adds in period, excluding acquisitions                            127            142        (10.6)%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
OPERATING DATA  (In thousands)                                                     6/30/98        6/30/97         CHANGE
------------------------------------------------------------------------------------------------------------------------
Units in service                                                                     3,228          2,992          7.9 %
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

See footnotes.

OPERATING DATA  (Unaudited)


AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
TOTAL ENTERPRISE DATA
                                                                          6/30/98
                                                               ---------------------------
                                                                   2Q98            YTD
                                                               Total System   Total System   Total System   Total System
(In thousands)                                                         POPs      Customers       Net Adds       Net Adds
------------------------------------------------------------------------------------------------------------------------
U.S. CELLULAR (1)                                                    84,514          8,304            284            535

INTERNATIONAL CELLULAR
European Operations
  Germany - 34.8%                                                    81,870         >4,600           >600         >1,058
  Portugal - 50.9%                                                    9,920            981            138            236
  Sweden - 51.1%                                                      8,830            528             54            104
  Belgium - 25.0%                                                    10,130           >900           >115           >210
  Italy - 15.5%                                                      57,500          3,900            800          1,440
  Spain - 21.7%                                                      39,400          1,508            194            358
  Poland - 19.3%                                                     38,500        ~   450          ~ 100         ~  150
  Romania - 10.0%                                                    23,200        ~   195          ~  45         ~   85
Asian Operations
  Japan
     Digital Phone Group - 13.0 % - 15.0%                            77,215          2,672            299            407
     Digital TU-KA Companies * - 4.5%                                46,252          1,905            155            309
  South Korea - 10.7%                                                45,600          1,537            359            413
  India - 20.0% & 49.0%                                              79,357             29              3              5
African Operations
   Egypt                                                             54,500              0              0              0
                                                                    ----------------------------------------------------
TOTAL INTERNATIONAL                                                 572,274         19,205          2,862          4,775
                                                                    ----------------------------------------------------
PRIMECO - 50.0% (9)                                                  62,400            598             90            210
                                                                    ----------------------------------------------------
TOTAL CELLULAR AND PCS  (1)                                         719,188         28,107          3,236          5,520
                                                                    ----------------------------------------------------
PAGING (11)                                                             N/A          3,438             89            130
                                                                    ----------------------------------------------------
TOTAL ENTERPRISE (1)                                                719,188         31,545          3,325          5,650
                                                                    ----------------------------------------------------
                                                                    ----------------------------------------------------

* Cost based investments which are not included in proportionate results. See footnotes.

FOOTNOTES:

(1) On April 6, 1998, the Company completed the transaction to acquire the U.S. cellular business and the 25% PrimeCo Personal Communications, L.P. interest of MediaOne Group, formerly U S WEST Media Group ("the merger"). These selected pro forma data reflect the merger as if it had been effective at the beginning of each period presented, and after giving effect to the purchase method of accounting and other merger-related adjustments. Changes to these adjustments are expected as valuation/appraisal of the acquired assets and liabilities are completed. However, based on the preliminary results of such appraisals, such changes are not expected to be material. Additionally, these selected pro forma data are intended for informational purposes only and are not necessarily indicative of the future results of operations of the combined Company or the results of operations of the combined Company that would have actually occurred.
(2) Because significant assets of the Company are not consolidated, the Company believes that proportionate financial and operating data facilitate the understanding and assessment of its results. Unlike consolidation accounting, proportionate accounting is not in accordance with generally
     accepted accounting principles ("GAAP").   Proportionate accounting
     reflects the relative weight of the Company's ownership interests in its domestic and international systems, total subscribers of all cellular systems, and total units in service of all paging systems, exclusive of cost-based investments and certain equity-based investments that are not material to the Consolidated Financial Statements taken as a whole.
(3) Pro forma proportionate debt on a Total Company basis, which includes both consolidated and unconsolidated entities, was approximately $3.9 billion and $3.7 billion for the quarters ended June 30, 1998 and 1997, respectively. Actual proportionate debt on a Total Company basis was approximately $3.9 billion and $2.3 billion for the same periods.
(4) Total Company "Service and other revenues" include "Net operating revenues" of U.S. Paging Operations.
(5)  Includes net losses on equipment sold to acquire and retain customers.
(6) "Operating cash flow" is defined as "Operating income" plus "Depreciation and amortization expenses" and is not the same as cash flow from operating activities in the Company's Consolidated Statements of Cash Flows. Proportionate operating cash flow represents the Company's ownership interest in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to the Company.
(7) "Acquisition amortization expense, net of applicable tax benefit" is defined as amortization expense of intangibles related to the acquisition of interest in wireless systems net of related tax benefits. "Earnings per share before acquisition amortization" is calculated by adding back "Acquisition amortization expense, net of applicable tax benefits", to "Net income applicable to common stockholders" and dividing the results by the "Weighted average shares outstanding". Such calculation is not in accordance with GAAP and is shown here only to provide supplemental financial information.
(8) "Operating cash flow margin" is calculated by dividing "Operating cash flow" by "Service and other revenues" or in the case of U.S. Paging Operations, dividing "Operating cash flow" by "Net operating revenues."
(9) PCS data relates to PrimeCo Personal Communications, L.P. ("PrimeCo"), a U.S. personal communications service ("PCS") business in which the Company had a 50% interest at June 30, 1998 and a 25% interest at June 30, 1997. Because PrimeCo does not own 100% of all its markets, the Company's effective ownership is slightly less. For the pro forma data, the Company's ownership interest in PrimeCo is 50% for all periods presented.
(10) POPs are the estimated market population multiplied by the Company's ownership interest in a licensee operating in that market and includes markets in which the networks are under construction and the markets of certain cost-basis investments not included in proportionate operating results.
(11) Total Company "Paging units in service" include units in service in the U.S. and Internationally.
(12) U.S. Paging Operations, which are wholly owned by the Company, include operations in Canada.